UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	March 2, 2011
WEYCO GROUP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 414-908-1600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01  Other Events

On March 2, 2011, Weyco Group, Inc. (the “Company”) issued a press release announcing that it has acquired 100% of the outstanding shares of The Combs Company (“Bogs”), the owner of the BOGS and Rafters footwear brands.  The transaction was consummated pursuant to a Stock Purchase Agreement, dated March 2, 2011, by and among the Company, Bogs, and the independent shareholders of Bogs.  The purchase price was $29.4 million in cash at closing, plus assumed debt of approximately $3.5 million and contingent payments after two and five years, which are dependent on Bogs achieving certain performance measures.  The transaction was funded with available cash and borrowings under the Company’s revolving line of credit.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits

99.1   Press release issued by the registrant on March 2, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2011	WEYCO GROUP, INC.

/s/ John Wittkowske
John Wittkowske
Senior Vice President/CFO

Exhibit Index

99.1                                Press release, issued by the registrant on March 2, 2011